Exhibit (j)(1)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N1-A of our reports dated November 18, 2010, relating to the financial statements and financial highlights which appear in the September 30, 2010 Annual Reports to Shareholders of Janus Balanced Fund, Janus Contrarian Fund, Janus Enterprise Fund, Janus Forty Fund, Janus Fund, Janus Global Life Sciences Fund, Janus Global Real Estate Fund, Janus Global Research Fund, Janus Global Select Fund (formerly Janus Orion Fund), Janus Global Technology Fund, Janus Growth and Income Fund, Janus International Equity Fund, Janus Long/Short Fund, Janus Overseas Fund, Janus Research Fund, Janus Triton Fund, Janus Twenty Fund, Janus Venture Fund, Janus Worldwide Fund, and Perkins Global Value Fund (formerly Janus Global Opportunities Fund), (twenty of the funds constituting Janus Investment Fund) which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Denver, Colorado
January 26, 2011